UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 5, 2008
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
On December 8, 2008, Fuel Tech, Inc. (the “Company”) announced the signing of a definitive agreement to acquire substantially all of the assets of Advanced Combustion Technology, Inc. (“ACT”). ACT, headquartered in Hooksett, New Hampshire, is a leading provider of nitrogen oxide (“NOx”) control systems, including low NOx burners and over-fire air systems, and will become part of the Company’s Air Pollution Control reporting segment.
The purchase price is approximately $22 million in cash, payable at closing and subject to adjustment for working capital, plus performance-based contingent payments. The transaction is structured as an asset purchase and the agreement contains customary representations, warranties, covenants and conditions, as well as indemnification provisions subject to specified limitations. The transaction is subject to customary approvals and is expected to close in early January 2009. The announcement referencing the transaction is attached as Exhibit 99.1 to this report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     99.1 Press Release of December 8, 2008 issued by Fuel Tech, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)

Date: December 8, 2008

	By:	/s/ John P. Graham

John P. Graham
Chief Financial Officer,
Sr. Vice President and
Treasurer